EXHIBIT 23(a)



         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in this Post Effective Amendment No. 1 to Registration Statement on Form SB-2 (No. 333-42083) and Registration Statement on Form SB-2 of Eagle Bancorp, Inc., of our report dated April 14, 1998 relating to the balance sheet of Eagle Bancorp, Inc. as of December 31, 1997, and to the reference to our Firm under the heading "Experts" in the Prospectus.

                                                      Stegman & Company

                                                      /s/ STEGMAN & COMPANY

Baltimore, Maryland
April 24, 1998